                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 1, 2000


                         CARRAMERICA REALTY CORPORATION


             (Exact name of Registrant as specified in its Charter)




                                    Maryland
                            (State of Incorporation)


               001-11706                                     52-1796339
        (Commission File Number)                      (IRS Employer Id. Number)

            1850 K Street NW                                    20006
             Washington, DC                                  (Zip Code)
(Address of principal executive offices)



                                 (202) 729-1000
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.


         On June 1, 2000, VANTAS Incorporated ("VANTAS"), the executive office suites affiliate of FrontLine Capital Group ("FLCG"), was merged with and into HQ Global Workplaces, Inc. ("Old HQ"), the executive office suites affiliate of CarrAmerica Realty Corporation ("CarrAmerica") (the "Merger"), with Old HQ continuing as the surviving entity under the name of HQ Global Workplaces, Inc. ("New HQ"). Immediately subsequent to the Merger, New HQ merged with and into HQ Merger Subsidiary, Inc. ("M-Sub"), a wholly-owned subsidiary of HQ Global Holdings, Inc. ("HQ Holdings") (the "Second Step Merger"), with M-Sub continuing as the surviving corporation under the name HQ Global Workplaces, Inc. ("HQ"). HQ is the largest provider of flexible officing solutions in the world, with more than 2,500 employees, 43,000 clients and over 460 broadband connected business centers in 17 countries.

         Prior to the Second Step Merger and pursuant to the terms of the Stock Purchase Agreement among FLCG and CarrAmerica, dated as of January 20, 2000, as amended, FLCG purchased 4,130,530 shares of common stock of New HQ from CarrAmerica and certain other stockholders of Old HQ for an aggregate purchase price of approximately $151.06 million. New HQ also acquired the outstanding debt and equity interests of CarrAmerica in OmniOffices (UK) Limited and OmniOffices (Lux) 1929 Holding Company S.A., two companies engaged in the executive office suites business outside the United States, for approximately $90.18 million in cash. In connection with the closing, New HQ also repaid approximately $138.77 million of debt, which was guaranteed by CarrAmerica.

         Following the Second Step Merger and the transactions related thereto, CarrAmerica retained an approximately 26% common equity interest in HQ (approximately 16% on a fully diluted basis assuming conversion of preferred stock to common stock and the exercise of outstanding warrants). Other new equity investors hold convertible preferred stock and warrants in HQ.

         The description of the Merger and related transactions contained in the Form 8-K dated February 3, 2000, is incorporated herein by reference. The information contained in this Form 8-K supplements and amends, and, if contradictory, supercedes, information contained in the Form 8-K dated February 3, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)  Financial Statements.
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Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Exhibits.

Exhibit Number   Description of Exhibit

10.1 Second Amendment to Agreement and Plan of Merger by and among VANTAS Incorporated, FrontLine Capital Group, CarrAmerica Realty Corporation and HQ Global Workplaces, Inc. dated as of May 31, 2000

10.2 Indemnification and Escrow Agreement by and among FrontLine Capital Group, CarrAmerica Realty Corporation and the other parties named therein dated as of June 1, 2000

10.3 Registration Rights Agreement, by and between FrontLine Capital Group and CarrAmerica Realty Corporation dated as of June 1, 2000

10.4 Registration Rights Agreement by and between HQ Global Holdings, Inc. and CarrAmerica Realty Corporation dated as of June 1, 2000

10.5 Stockholders Agreement among FrontLine Capital Group, HQ Global Workplaces, Inc. and CarrAmerica Realty Corporation dated as of June 1, 2000

10.6 Press Release of CarrAmerica Realty Corporation dated June 1, 2000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CARRAMERICA REALTY CORPORATION



                                           By:  /s/ Karen B. Dorigan
                                               -------------------------
                                               Karen B. Dorigan
                                               Managing Director



Date:  June 16, 2000